Exhibit 28(j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 18, 2010, relating to the financial statements and financial highlights which appear in the April 30, 2010 Annual Report to Shareholders of the Pemberwick Fund, Lateef Fund, Corverus Strategic Equity Fund, and WHV International Equity Fund (constituting the FundVantage Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 25, 2010
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Boston Advisors US Small Cap Equity Fund and Boston Advisors International Equity Fund Registration Statement on Form N-1A to the reference to us under the heading “Independent Registered Public Accounting Firm”.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 25, 2010
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Cutwater High Yield Fund, Cutwater Multi-Sector Inflation Protection Fund, Cutwater Municipal Bond Inflation Protection Fund, and Cutwater Investment Grade Bond Fund Registration Statement on Form N-1A to the reference to us under the heading “Independent Registered Public Accounting Firm” and “Financial Statements”.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 25, 2010